UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 3, 2013

Exact Name of Registrant	Commission	I.R.S. Employer
as Specified in Its Charter	File Number	Identification No.
Hawaiian Electric Industries, Inc.	1-8503	99-0208097
Hawaiian Electric Company, Inc.	1-4955	99-0040500

State of Hawaii
(State or other jurisdiction of incorporation)

1001 Bishop Street, Suite 2900, Honolulu, Hawaii  96813 – Hawaiian Electric Industries, Inc. (HEI)
900 Richards Street, Honolulu, Hawaii  96813 – Hawaiian Electric Company, Inc. (Hawaiian Electric)
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:

(808) 543-5662 - HEI
(808) 543-7771 - Hawaiian Electric

None
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 3, 2013, Hawaiian Electric and its electric utility subsidiaries, Maui Electric Company, Limited (Maui Electric) and Hawaii Electric Light Company, Inc. (Hawaii Electric Light) (collectively, the Companies) each entered into their separate Note Purchase Agreement with the purchasers shown as signatories to each of the agreements included as Exhibits 4(a), 4(b) and 4(c) to this report, respectively, for an aggregate principal amount of $236 million. Hawaiian Electric is also a party as guarantor under the Note Purchase Agreements entered into by Maui Electric and Hawaii Electric Light.
Hawaiian Electric, Maui Electric and Hawaii Electric Light issued through a private placement pursuant to the Note Purchase Agreements the following series of taxable unsecured senior notes (respectively, the Hawaiian Electric Notes, Maui Electric Notes and Hawaii Electric Light Notes, and collectively, the Notes), as shown in the chart below.

Hawaiian Electric Notes
Amount	Series	Maturity
$40 million	4.45% Senior Notes, Series 2013A	December 1, 2022
$50 million	4.84% Senior Notes, Series 2013B	October 1, 2027
$50 million	5.65% Senior Notes, Series 2013C	October 1, 2043
$140 million	Total
Maui Electric Notes
Amount	Series	Maturity
$20 million	4.84% Senior Notes, Series 2013A	October 1, 2027
$20 million	5.65% Senior Notes, Series 2013B	October 1, 2043
$40 million	Total
Hawaii Electric Light Notes
Amount	Series	Maturity
$14 million	3.83% Senior Notes, Series 2013A	July 1, 2020
$12 million	4.45% Senior Notes, Series 2013B	December 1, 2022
$30 million	4.84% Senior Notes, Series 2013C	October 1, 2027
$56 million	Total

All proceeds of the Notes, except the proceeds from the Series 2013C Hawaiian Electric Notes and the Series 2013B Maui Electric Notes, will be applied ($166 million in the aggregate), together with such additional funds as are required from the applicable companies, to redeem the following series of Special Purpose Revenue Bonds (SPRB) and Refunding SPRBs issued by the Department of Budget and Finance of the State of Hawaii for the benefit of the Companies, which outstanding bonds are in the aggregate principal amount of $166 million:

Series	Year of Maturity
4.75% Refunding Series 2003A Bonds	2020
5.00% Refunding Series 2003B Bonds	2022
5.65% Series 1997A Bonds	2027
All of these series of bonds have been called for redemption. The 5.65% Series 1997A Bonds will be redeemed on October 15, 2013, and the 4.75% Refunding Series 2003A Bonds and the 5.00% Refunding Series 2003B Bonds will be redeemed on October 18, 2013.

The $50 million of proceeds from the Series 2013C Hawaiian Electric Notes and the $20 million of proceeds from the Series 2013B Maui Electric Notes will be used by the respective companies to finance their capital expenditures and/or for the reimbursement of funds used for the payment of capital expenditures.
Hawaiian Electric’s consolidated long-term debt, net, as of June 30, 2013 was $1.148 billion. Taking into account (a) the issuance of the Hawaiian Electric, Maui Electric and Hawaii Electric Light Notes as described above and (b) the application of the proceeds of such Notes and other funds provided by the applicable companies to redeem the three series of SPRB and Refunding SPRBs identified above, Hawaiian Electric’s consolidated long-term debt, net, as of June 30, 2013, as adjusted for the foregoing, would be $1.218 billion.
The three Note Purchase Agreements contain customary representations and warranties, affirmative and negative covenants, and events of default (the occurrence of which may result in some or all of the Notes of each and all of the companies then outstanding becoming immediately due and payable). The Note Purchase Agreements also include provisions requiring the maintenance by Hawaiian Electric and each of Maui Electric and Hawaii Electric Light of certain financial ratios consistent with those in each of the companies’ existing note purchase agreements dated April 19, 2012 and September 13, 2012 (Hawaiian Electric only). The provisions regarding the maintenance of these financial ratios are generally consistent with those in Hawaiian Electric’s existing unsecured revolving Credit Agreement, dated as of May 7, 2010, as amended, with the lenders party thereto and JPMorgan Chase Bank, N.A., as issuing bank and administrative agent.
All of the Notes issued by the Companies under the three Note Purchase Agreements may be prepaid in whole or in part at any time at the prepayment price of the principal amount of the Notes plus payment of a “Make-Whole Amount.” Each of the Note Purchase Agreements also (a) requires the Companies to offer to prepay the Notes (without a Make-Whole Amount) in the event that HEI ceases to own 100% of the common stock or other securities of Hawaiian Electric that is ordinarily entitled, in the absence of contingencies, to vote in the election of Hawaiian Electric directors unless, at the time of such cessation of ownership and at all times during the period of 90 consecutive days thereafter, the long-term unsecured, unenhanced debt of Hawaiian Electric maintains an investment grade rating by at least one rating agency or, if more than one rating agency rates such indebtedness, then by each such rating agency, and (b) permits the Companies to offer to prepay Notes (without a Make-Whole amount) in the event of a sale of assets that would otherwise constitute a covenant default.
The foregoing is a brief summary of only certain of the terms and conditions of the three Note Purchase Agreements and does not purport to be a complete discussion of their terms. Accordingly, the foregoing description is qualified in its entirety by reference to the Note Purchase Agreements filed as Exhibit 4(a), Exhibit 4(b) and Exhibit 4(c) to this report, which are incorporated herein by reference.
HEI and Hawaiian Electric intend to continue to use HEI's website, www.hei.com, as a means of disclosing additional information. Such disclosures will be included on HEI's website in the Investor Relations section. Accordingly, investors should routinely monitor such portions of HEI's website, in addition to following HEI's, Hawaiian Electric's and American Savings Bank, F.S.B.'s (ASB's) press releases, SEC filings and public conference calls and webcasts. Investors may also wish to refer to the Public Utilities Commission of the State of Hawaii (PUC) website at dms.puc.hawaii.gov/dms in order to review documents filed with and issued by the PUC.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit 4(a)	Note Purchase Agreement among Hawaiian Electric Company, Inc. and the Purchasers that are parties thereto, dated as of October 3, 2013.
Exhibit 4(b)	Note Purchase and Guaranty Agreement among Maui Electric Company, Limited and the Purchasers that are parties thereto, dated as of October 3, 2013.
Exhibit 4(c)	Note Purchase and Guaranty Agreement among Hawaii Electric Light Company, Inc. and the Purchasers that are parties thereto, dated as of October 3, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC.	HAWAIIAN ELECTRIC COMPANY, INC.
(Registrant)	(Registrant)
/s/ James A. Ajello	/s/ Tayne S. Y. Sekimura
James A. Ajello	Tayne S. Y. Sekimura
Executive Vice President and	Senior Vice President and
Chief Financial Officer	Chief Financial Officer
(Principal Financial and Accounting Officer of HEI)	(Principal Financial Officer of Hawaiian
Electric)
Date: October 7, 2013	Date: October 7, 2013

3